    As filed with the Securities and Exchange Commission on August 20, 1999
                                                                 File No. ______

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                            ----------------------


                                   FORM 8-A

              For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or (g) of the
                        Securities Exchange Act of 1934


                            ----------------------

                          Avery Communications, Inc.
            (Exact name of registrant as specified in its charter)


             Delaware                                         12-2227079
      (State of incorporation                              (I.R.S. Employer
         or organization)                                 Identification No.)

 190 South LaSalle Street, Suite 1710                            60603
         Chicago, Illinois                                     (Zip Code)
(Address of principal executive offices)

                            ----------------------

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [_]

If this form relates  to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:
                                   333-65133

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class                  Name of each exchange on which
         to be registered                    each class is to be registered

              None                                         None

Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, par value $.01 per share

Item 1.     Description of Registrant's Securities to be Registered

        The description of the Common Stock, par value $.01 per share (the "Common Stock"), of the registrant under the caption "Description of Capital Stock" contained in the registrant's Registration Statement on Form SB-2 (File No. 333-65133), as filed with the Securities and Exchange Commission on September 30, 1999, as amended from time to time, is hereby incorporated by reference. If the description of the Common Stock is included in a form of prospectus subsequently filed by the registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, the description of the Common Stock in such prospectus shall be deemed to be incorporated by reference into this registration statement.

Item 2.     Exhibits

         The following exhibits to the registrant's Registration Statment on Form SB-2 (File No. 333-65133), as filed with the Securities and Exchange Commission on September 30, 1998, as amended from time to time, each of which is numbered to correspond to the exhibit number of each such exhibit in Item 27 of such Registration Statement, are hereby incorporated by reference:

 Exhibit
 Number                     Description of Document
 -------                    -----------------------
  3.1     Certificate of Incorporation, as amended
  3.2     Amended and Restated Bylaws
  4.1     Specimen Common Stock Certificate
  4.2     Form of Warrant Exchange and Exercise Agreement
  4.3     Form of Warrant Exercise and Securities Exchange Agreement
          for $800,000 Bridge Loan Notes
  4.4     Form of Warrant Exercise and Securities Exchange Agreement
          for $1,050,000 Promissory Note
  4.5     Form of Warrant Exercise and Securities Exchange Agreement
          for $340,000 Promissory Notes
  4.6     Registration Rights Agreement by and among Avery
          Communications, Inc. and Joseph W. Webb, James A. Young,
          Edward L. Dunn, Philip S. Dunn, Harold D. Box, and David W.
          Mechler, Jr. dated November 15, 1996
  4.7     Registration Rights Agreement by and between Avery
          Communications, Inc. and The Franklin Holding Corporation
          (Delaware) dated May 30, 1997
  4.8     Registration Rights Agreement by and between Avery
          Communications, Inc. and Roger Felberbaum dated December 5,
          1996
  4.9     Registration Rights Agreement by and between Avery
          Communications, Inc. and Giulio Curiel dated December 31,
          1996
  4.10    Registration Rights Agreement by and between Avery
          Communications, Inc. and Sabina International S.A. dated
          December 31, 1996
  4.12    Registration Rights Agreement by and between Avery
          Communications, Inc. and Thomas A. Montgomery dated January
          24, 1997
  4.13    Registration Rights Agreement by and between Avery
          Communications, Inc. and Thurston Bridge Fund, L.P. dated
          December 6, 1996
  4.14    Registration Rights Agreement by and between Avery
          Communications, Inc. and Eastern Virginia Small Business
          Investment Corporation dated December 23, 1996
  4.15    Securities Exchange Agreement for 1996 HBS Series

                                   SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        AVERY COMMUNICATIONS, INC.



                                        By:  /s/ SCOT M. MCCORMICK
                                           -----------------------------
                                            Scot M. McCormick,
                                            Vice President,
                                            Chief Financial Officer
                                            and Secretary

Date: August 19, 1999